Exhibit 11.0



                                               VERSAR, INC.
                             Statement Re: Computation of Per Share Earnings (Unaudited - in thousands, except per share data)




                                          For the Three-Month       For the Nine-Month
                                        Periods Ended March 31,   Periods Ended March 31,
                                        -----------------------   -----------------------
                                            1997        1996         1997         1996
                                        ----------   ----------   ----------   ----------
NET INCOME ..........................   $      216   $      213   $      873   $      618
                                        ==========   ==========   ==========   ==========

Weighted average common shares
  outstanding .......................    5,019,585    4,927,784    5,009,960    4,879,230
                                        ==========   ==========   ==========   ==========
NET INCOME PER SHARE -
  PRIMARY ...........................   $      .04   $      .04   $      .17   $      .12
                                        ==========   ==========   ==========   ==========

Common shares from above ............    5,019,585    4,927,784    5,009,960    4,879,230
Assumed exercise of options (treasury
 stock method) ......................      188,961      130,559       90,957      281,216
                                        ----------   ----------   ----------   ----------
                                         5,208,546    5,058,343    5,100,917    5,160,446
                                        ==========   ==========   ==========   ==========

NET INCOME PER SHARE ................
  FULLY DILUTED .....................   $      .04   $      .04   $      .17   $      .12
                                        ==========   ==========   ==========   ==========

Common shares from above ............    5,019,585    4,927,784    5,009,960    4,879,230
Assumed exercise of options (treasury
 stock method).......................      220,485      130,559      220,485      281,216
                                           -------      -------      -------      -------
                                         5,240,070    5,058,343    5,230,445    5,160,446
                                        ==========   ==========   ==========   ==========

                               VERSAR, INC.
                Statement Re: Computation of Per Share Earnings
                (Unaudited - in thousands, except per share data)

                                                       Years Ended June 30,
                                              ----------------------------------------
                                                 1996          1995          1994
                                                ------        -------       ------
NET EARNINGS
  Continuing Operations ...................   $      992   $       458    $    (2,658)
  Loss from Discontinued Operations .......           --            --         (2,265)
  Cumulative Effect of Change in
     Accounting Principle .................           --            --            556
                                              ----------   -----------    -----------
                                              $      992   $       458    $    (4,367)
                                              ==========   ===========    ===========

Weighted average common shares
   outstanding ............................    4,905,126     4,664,260      4,480,753
                                              ==========   ===========    ===========


NET EARNINGS PER SHARE-PRIMARY
  Continuing Operations
  Loss from Discontinued Operations .......   $     0.19   $      0.10    $     (0.59)
  Cumulative Effect of Change in                      --            --          (0.51)
     Accounting Principle..................           --            --           0.13
                                              ----------   -----------    -----------
                                              $     0.19   $      0.10    $     (0.97)
                                              ==========   ===========    ===========


Common shares from above ..................    4,905,126     4,664,260      4,480,753
Assumed exercise of options (treasury stock
  method) .................................      293,637       129,453             --
                                              ----------   -----------    -----------
                                               5,198,763     4,793,713      4,480,753
                                              ==========   ===========    ===========

NET EARNINGS PER SHARE-FULLY
  DILUTED
  Continuing Operations ...................   $     0.19   $      0.09    $     (0.59)
  Loss from Discontinued Operations .......           --            --          (0.51)
  Cumulative Effect of Change in
     Accounting Principle .................           --            --           0.13
                                              ----------   -----------    -----------
                                              $     0.19   $      0.09    $     (0.97)
                                              ==========   ===========    ===========
                                                                          -----------
Common shares from above ..................    4,905,126     4,664,260      4,480,753
Assumed exercise of options (treasury
  stock method) ...........................      342,597       169,586             --
                                              ----------   -----------    -----------
                                               5,247,723     4,883,846      4,480,753
                                              ==========   ===========    ===========